UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 23, 2006


                                    Digicorp
             (Exact name of registrant as specified in its charter)


           Utah                        000-33067                87-0398271
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
      of Incorporation)                  Number)          Identification Number)


                  4143 Glencoe Avenue, Marina Del Rey, CA 90292
               (Address of principal executive offices) (zip code)


                                 (310) 728-1450
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Line of Credit Agreement with AGB Acquisition Fund

      Effective March 23, 2006 Digicorp (the "Company") entered into a Revolving Line of Credit Agreement (the "Revolving Line of Credit") with Ault Glazer Bodnar Acquisition Fund, LLC ("AGB Acquisition Fund"). The Revolving Line of Credit allows the Company to request advances totaling an aggregate of up to $150,000 from AGB Acquisition Fund. The initial term of the Revolving Line of Credit is for a period of six months and may be extended for one or more additional six-month periods upon mutual agreement of the parties.

      Each advance under the Revolving Line of Credit will be evidenced by a secured promissory note and a security agreement. The secured promissory notes issued pursuant to the Revolving Line of Credit must be repaid with interest at the Prime Rate as published in the Wall Street Journal from time to time within 180 days from issuance and will be convertible into shares of the Company's common stock at the option of AGB Acquisition Fund at a price, for each respective promissory note issued pursuant to an advance, equal to the lesser of
(i) $1.35 (the closing price of the Company's common stock on the date of execution of the Revolving Line of Credit) or (ii) the share price of the Company's common stock offered in the Company's next round of financing in a private placement offering completed while the principal balance of the respective promissory note is outstanding.

      The obligations of the Company pursuant to such secured promissory notes will be secured by all of the Company's assets, inventory, accounts, equipment, chattel paper, patents, trademarks, copyrights, contract rights, documents, instruments, deposit accounts, investment property (including equity interests of subsidiaries), general intangibles and other personal property and fixtures, other than equipment and its subsidiaries and first mortgage liens on all of the real property of the Company and its subsidiaries, including any after-acquired property during the term of the Revolving Line of Credit.

Certain Relationships with AGB Acquisition Fund

      Ault Glazer Bodnar & Company Investment Management, LLC ("AGB & Company IM") is the managing member of AGB Acquisition Fund. The managing member of AGB & Company IM is Ault Glazer Bodnar & Company, Inc. ("AGB & Company"). The Company's Chief Financial Officer, William B. Horne, is also Chief Financial Officer of AGB & Company. The Company's management believes the Revolving Line of Credit is on terms at least as favorable as could be obtained from an unrelated third party.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit
Number         Description
--------------------------------------------------------------------------------
4.1            Revolving Line of Credit Agreement dated and effective as of
               March 23, 2006 by and between Ault Glazer Bodnar Acquisition Fund
               LLC and Digicorp.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Digicorp


Dated: March 28, 2006                         By: /s/ Jay Rifkin
                                                  ------------------------------
                                                  Name:  Jay Rifkin
                                                  Title: Chief Executive Officer


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